REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT, dated as of April 8, 1996, between 202 GOLF ASSOCIATES, INC., with an address at 2710 Lexington Avenue, Mohegan Lake, New York 10547 (the "Holder") and FAMILY GOLF CENTERS, INC., with an address at 225 Broadhollow Road, Melville, New York 11747 (the "Company").

                                  WITNESSETH:

         WHEREAS, the Holder is the beneficial owner of 30,000 shares (the "Shares") of the common stock, par value $.01 per share, of the Company ("Common Stock");
         WHEREAS, the Holder desires to have certain registration rights under the securities laws, and the Company desires that the Holder have such registration rights;
         NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the parties hereby agree as follows:
         1. If, at any time during the period commencing four (4) months from the date hereof and terminating on the date on which the Shares become saleable under Rule 144 promulgated under the Act (as defined below), the Company shall determine to file any registration statement, or any post-effective amendment to a registration statement, under the Securities Act of 1933, as amended (the Act"), covering equity securities of the Company (other than registration statements on Form S-8 or S-4 or any other form not generally available for the registration of securities for sale to the public) for its own account or for the account of others, the Company shall advise the Holder, by written notice at least 10 business days prior to any filing, and shall, upon the request of the Holder, and at the expense of the Company, include in any such registration statement, or any such post-effective amendment to a registration statement, all of the Registrable Securities (as hereinafter defined) that the Holder has requested in writing to be registered, provided that such written request is






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delivered to the Company within seven business days of the Holder's receipt of notice from the Company. As used in this Agreement, "Registrable Securities" shall mean (i) the Shares, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any convertible security, option, warrant right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares. All costs and expenses of such registration statement shall be borne by the Company, except underwriting discounts or commissions applicable to any of the Registrable Securities sold by the Holder and any counsel to the Holder. The Company shall not be required to register securities of the Holder on more than one occasion; provided that if the Holder has been prevented from selling all of the Registrable Securities Holder wished to sell because of limitations imposed under paragraph (c) of this Section 1, then the Holder shall be entitled to include the Registrable Securities in one or more additional registration statements under the terms of this Section 1 until the Holder has been able to sell all of the Registrable Securities the Holder wishes to sell.
                  (a) The Company shall supply prospectuses and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its reasonable best efforts to register and qualify any of the Registrable Securities for sale in a reasonable number of states and do any and all other acts and things which may be necessary or desirable to enable the Holder to consummate the public sale or other disposition of the Registrable Securities on a basis no less favorable than offered to holders of shares of Common Stock of the Company that are subject to Rule 144.
                  (b) The Company shall also furnish indemnification in the manner provided in Section 2 hereof, except that the maximum amount of such

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indemnification shall be limited to the amount of proceeds received by the
Holder from the sale of the Registrable Securities. The Holder shall furnish information and indemnification as set forth in Section 2 hereof, except that the maximum amount which may be recovered from the Holder shall be limited to the amount of proceeds received by the Holder from the sale of the Registrable Securities.
                  (c) In connection with any offering involving an underwriting of shares of the Company's Common Stock, the Company shall not be required under this Section 1 to include any of the Holder's Registrable Securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize or limit the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by selling stockholders to be included in such offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata (subject to the registration rights set forth on Schedule I attached hereto and made a part hereof) among the selling stockholders (whether such selling stockholders acquire or have acquired such Common Stock before, on or after the date hereof) according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders).

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            (d) The Holder acknowledges and agrees that any Shares which are held in escrow pursuant to that certain Escrow Agreement, dated as of even date herewith, among the Company, the Holder and the Escrow Agent (as therein defined) (the "Escrow Agreement") may not be sold while so held in escrow, notwithstanding any registration of such Shares pursuant to this Agreement.
         2. (a) Whenever pursuant to Section 1 hereof, a registration statement relating to any of the Registrable Securities is filed under the Act, amended or supplemented, the Company shall, to the extent permitted by law, indemnify and hold harmless Holder, and each person, if any, who controls (within the meaning of the Act) Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against such losses, claims, damages, liabilities or actions, joint or several, to which Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by Holder or such controlling person or underwriter in connection with investigating or defending any such losses, claims, damages, liabilities or actions; provided, however, that the Company will not be liable in any such case to the extent that any such losses, claims, damages, liabilities or actions arise out of or are based upon an untrue statement or

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alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by Holder or any other underwriter, for use in the preparation thereof.
            (b) The Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages, liabilities or actions, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue or alleged untrue statement of any preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Holder for use in the preparation thereof; and shall reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages, liabilities or actions. The Company acknowledges that as of the date hereof no information (written or otherwise) has been furnished to the Company by the Holder for use in the preparation of any such materials.

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                  (c) Promptly after receipt by an indemnified party under
this Section 2 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 2.
                  (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party, the indemnifying party shall not be liable to such indemnified party under this Section 2 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation.
                  (e) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 2 to the extent permitted by law, provided that (i) no contribution shall be made under circumstances where the indemnifying party would not have been liable for indemnification under the fault standards set forth in this Section 2, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (iii) contribution by

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the Holder shall be limited in amount to the net amount of proceeds received by him from the sale of the Registrable Securities pursuant to such Registration Statement or prospectus.
         3. All notices, requests, consents or other communications ("Notices") which either party may desire or be required to give to the other hereunder shall be in writing and shall be delivered by hand, overnight express carrier, or sent by registered or certified mail, return receipt requested, postage prepaid, in any event, addressed to the parties at their respective addresses first above set forth. A copy of any Notice given by the Holder to the Company shall simultaneously be given in any manner provided above to Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176, Attention: Kenneth R. Koch, Esq. A copy of any Notice given by the Company to the Holder shall simultaneously be given in either manner provided above to McGowan & Cousins, 350 Bedford Street, Stamford, Connecticut 06901, Attention: Frank A. McGowan, Jr., Esq. Notices given in the manner aforesaid shall be deemed to have been given three (3) business days after the day so mailed, the following business day after delivery to any overnight express carrier and on the day so delivered by hand (if delivered on a business day prior to 5 p.m., or if not, then on the next business day). Either party shall have the right to change its address(es) for the receipt of Notices by giving Notice to the other party in either manner aforesaid. Any Notice required or permitted to be given by either party may be given by that party's attorney.
         4. (a) This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors.
            (b) This Agreement shall be governed by, interpreted under and construed and enforced in accordance with, the laws of the State of New York.

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                  (c) This Agreement has been fully negotiated by the parties and rules of construction construing ambiguities against the party responsible for drafting agreements shall not apply.
                  (d) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, if any, with respect thereto.
                  (e) This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.
                  (f) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, will not operate as a waiver thereof. No waiver will be effective unless and until it is in writing and signed by the party giving the waiver.
                  (g) This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same original.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first above written.

                                                 FAMILY GOLF CENTERS, INC.


                                                 By: /s/ Robert Krause
                                                    --------------------------
                                                     Name: Robert Krause
                                                     Title: Vice President


                                                 202 GOLF ASSOCIATES, INC.



                                                 By: /s/ Kathryn B. Murphy
                                                    --------------------------
                                                     Name: Kathryn B. Murphy
                                                     Title: President



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                                  Schedule I

         1. The registration rights attaching to the 300,000 shares to be issued upon exercise of the Warrants for such shares (not yet exercised) issued in connection with a public offering in December 1995, (See Exhibit
10.28 of the Registration Statement dated October 3, 1995 (Registration Number 33-97686)).

         2. Any registration rights in respect of the Common Stock or any other class of capital stock of the Company, except those registration rights in respect of shares of Common Stock issued in connection with the acquisition by the Company of a golf center.



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